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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders of
  COHR Inc.
Los Angeles, California:

We consent to the use in this Registration Statement of COHR Inc. on Form S-1 of our report dated May 24, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Los Angeles, California
October 25, 1996